EXHIBIT 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. One on Form S-8 to the Registration Statement (Form S-4 No. 333-57196) of Charter One Financial, Inc. of our report dated January 28, 1999, with respect to the consolidated financial statements of St. Paul Bancorp, Inc. included in the Annual Report (Form 10-K) of Charter One Financial, Inc. for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

July 27, 2001